EXHIBIT 99.1
Citizens Community Bancorp, Inc. Reports Second Quarter 2026 Earnings of $0.11 Per Share;
Board Approves Quarterly Dividend at $0.105 per Share
EAU CLAIRE, WI, July 27, 2026 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of CCFBank N.A. (the “Bank” or “CCFBank”), today reported earnings of $1.1 million and earnings per diluted share of $0.11 for the second quarter ended June 30, 2026, compared to $3.8 million and earnings per diluted share of $0.39 for the first quarter ended March 31, 2026, and $3.3 million and $0.33 earnings per diluted share for the quarter ended June 30, 2025, respectively. For the six months ended June 30, 2026, the Company reported earnings of $4.9 million and earnings per diluted share of $0.50 compared to the prior year period of $6.5 million and earnings per diluted share of $0.65.
The Company’s second quarter 2026 operating results reflected the following changes from the first quarter of 2026: (1) increased provision for credit losses of $3.6 million; (2) lower non-interest income of $0.5 million largely due to lower gains on sale of loans, with these changes partially offset by; (3) an increase in net interest margin of 4 basis points due to lower interest-bearing deposit costs, along with the higher portfolio loan yields, offset by the impact of new nonaccrual loans. This net interest margin increase, along with one additional business day during the current quarter of $0.1 million, and an increase in average interest-earning assets, increased net interest income by $0.5 million; and (4) lower non-interest expense of $0.2 million resulted in an increase in pre-provision net revenue of $0.2 million. In addition, lower income tax expense of $0.7 million was recognized in the quarter.
Book value per share increased to $19.83 at June 30, 2026, compared to $19.82 at March 31, 2026, and increased from $18.36 at June 30, 2025. Tangible book value per share (non-GAAP)1 was $16.55 at June 30, 2026, compared to $16.52 at March 31, 2026, and increased 9.2% from $15.15 at June 30, 2025. For the second quarter of 2026, the increase in tangible book value was due to quarterly net income, the impact of lower unrealized losses on the available-for-sale investment portfolio, partially offset by payment of the quarterly dividend. Stockholders’ equity as a percentage of total assets was 10.55% at June 30, 2026, compared to 10.47% at March 31, 2026. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)1 was 8.96% at June 30, 2026, compared to 8.88% at March 31, 2026.
“We are disappointed with the impact three loan relationships had on net income, but have undertaken an aggressive posture to mitigate their future earnings influences. Specifically, one loan relationship ceased operations and was downgraded to substandard nonaccrual. This loan relationship had a $3.8 million ACL provision impact including a $1.2 million charge-off, with a specific reserve established equal to the owner occupied real estate loan exposure. In addition, two CRE loan relationships totaling $8 million moved to substandard nonaccrual from pass in the quarter. Dedicated workout resources and processes are in place to resolve substandard and nonperforming loan levels. The underlying strength of our business remained positive with loan growth of $24.7 million, up 1.8% in the linked quarter or 7.2% annualized, and deposits up 5.1% versus the same prior year period. Net interest margin expansion continued, more than offsetting the impact of elevated nonaccruals. Tangible book value increased $0.03 per share after the quarterly dividend payment and reduction in AOCI, and the Company was well capitalized with a TCE ratio of 8.96%,” according to Stephen Bianchi, Chairman, President, and CEO.

June 30, 2026, Highlights:
•Quarterly earnings were $1.1 million, or $0.11 per diluted share for the quarter ended June 30, 2026, a decrease compared to earnings of $3.8 million, or $0.39 per diluted share for the quarter ended March 31, 2026, and a decrease from $3.3 million, or $0.33 per diluted share for the quarter ended June 30, 2025.
•For the six months ended June 30, 2026, earnings were $4.9 million or $0.50 per diluted share compared to $6.5 million or $0.65 per diluted share for the six-month period one year earlier. The decline in earnings for the six-month period primarily relates to increases in the provision for credit losses for the most recent six-month period, mostly due to the second quarter of 2026 increases, modestly offset by increases in pre-provision net revenue.
•Pre-provision net revenue (“PPNR”) increased 3.3% during the quarter ended June 30, 2026, to $5.56 million from $5.38 million for the quarter ended March 31, 2026, and increased 3.1% from $5.40 million over the past year.
•PPNR for the six months ended June 30, 2026, increased 20.0% to $10.9 million from $9.1 million for the six months ended June 30, 2025, largely due to increases in net interest income.
•Net interest income increased $0.5 million to $13.5 million for the quarter ended June 30, 2026, from $13.0 million for the quarter ended March 31, 2026, and increased from $13.3 million for the quarter ended June 30, 2025. The increase in net interest income from the first quarter of 2026 was primarily due to a 4-basis point increase in net interest margin, due to: (1) lower interest-bearing deposit costs; (2) reductions in lower yielding cash and securities; and (3) an increase in the yield on the performing loan portfolio, along with higher average balance of loans, and an additional day in the quarter. The overall yield on the loan portfolio decreased during the second quarter due to the impact of new nonaccrual loans and the repurchase of delinquent government guaranteed loans.
•The provision for credit losses was $4.33 million for the quarter ended June 30, 2026, compared to a provision for credit losses of $0.75 million for the first quarter of 2026. Factors affecting the second quarter provision for credit losses include: (1) a net increase of $3.1 million in specific reserves on nonaccrual loans to $6.3 million at June 30, 2026; and (2) charge-offs of $1.42 million. A reduction in the duration of the loan portfolio more than offset the impact of new loans. The allowance for credit losses on loans increased to $25.9 million or 82% of total nonperforming loans and 1.87% of total loans.
•Non-interest income decreased by $0.5 million in the second quarter ended June 30, 2026, to $2.6 million from $3.1 million in the prior quarter and decreased $0.2 million from $2.8 million in the second quarter of 2025. The decrease in the second quarter of 2026 from the first quarter of 2026 and the second quarter of 2025 was primarily due to lower gains on the sale of loans.
•Non-interest expense decreased $0.2 million to $10.5 million from $10.7 million for the previous quarter and decreased $0.2 million from $10.8 million for the second quarter of 2025. The decrease in non-interest expense compared to the linked quarter was driven primarily by lower compensation costs, as reduced incentive accruals more than offset the annual merit raises included in the last payroll period of the first quarter. Additionally, a one-time $0.1 million reduction in data processing expense was more than offset by the increase in other expenses, primarily related to the impact of higher nonperforming assets.
•The effective tax rate was 10.9% for the quarter ended June 30, 2026, compared to 18.9% for the quarter ended March 31, 2026, and 19.2% for the quarter ended June 30, 2025. The decrease in the effective tax rate in the second quarter of 2026 from the first quarter of 2026 was due to the reduction in the tax rate for the full year, based on lower income, recognized in the second quarter on a lower tax rate of 4.6% and a reduction in the tax rate of 3.4% from the previous quarter due to the increased benefit of securities maturities.
•Loans receivable increased $24.7 million during the second quarter ended June 30, 2026, to $1.383 billion compared to the prior quarter end. The increase in loans reflected new loan originations with some completed construction loans moving to CRE and multi-family due to completion of construction.

•Nonperforming assets increased $14.2 million to $32.4 million at June 30, 2026, compared to $18.2 million at March 31, 2026. The increase was largely due to: (1) the addition of a $4.2 million owner-occupied commercial real estate loan, secured by real estate and equipment, with a specific reserve established equal to the owner occupied real estate loan exposure; (2) a local loan relationship totaling $5.7 million secured by two campgrounds; (3) a multi-use multi-family/retail loan of $2.7 million that had performed for 10 years; and (4) a net increase in repurchased government fully guaranteed loans totaling $1.4 million. The non-guaranteed portion of the loans originated with partial government guarantees decreased $0.3 million to $1.2 million at June 30, 2026. There are specific reserves of approximately 25% on the non-guaranteed government loans.
•Special mention loans decreased $6.0 million to $19.9 million at June 30, 2026, from March 31, 2026, largely due to the migration of a loan relationship to substandard.
•Substandard loans increased $12.7 million to $35.2 million at June 30, 2026, from March 31, 2026, primarily due to the increase in nonperforming assets discussed above.
•Total deposits decreased $11.2 million during the quarter ended June 30, 2026, to $1.554 billion, and increased $76.0 million from the quarter ended June 30, 2025. The decrease in the most recent quarter was largely due to seasonal decreases in public deposits of $15.8 million partially offset by seasonal increases of $8.5 million in commercial deposits.
•The efficiency ratio was 65% for the quarter ended June 30, 2026, compared to 66% for the quarter ended March 31, 2026, and 66% for the quarter ended June 30, 2025.
•On July 23, 2026, the Board of Directors approved a quarterly dividend of $0.105 per share. The dividend will be payable on August 21, 2026, to shareholders of record on August 7, 2026.
Balance Sheet and Asset Quality
Total assets decreased by $8.7 million during the quarter to $1.814 billion at June 30, 2026.
Cash and cash equivalents decreased $27.4 million due to loan growth and seasonal reductions in deposits.
The on-balance sheet liquidity ratio, which is defined as the fair market value of available-for-sale (“AFS”) and held-to-maturity (“HTM”) securities that are not pledged and cash on deposit with other financial institutions, was 14.3% of total assets at June 30, 2026, compared to 16.2% of total assets at March 31, 2026. On-balance sheet liquidity, collateralized new borrowing capacity, and uncommitted federal funds borrowing availability was $781 million, or 246% of uninsured and uncollateralized deposits at June 30, 2026, and $799 million, or 248% at March 31, 2026.
AFS securities decreased $2.5 million during the quarter ended June 30, 2026, to $128.4 million from $130.9 million at March 31, 2026. The decrease was largely related to principal repayments and maturities of $4.6 million and corporate debt security redemptions of $1.8 million, partially offset by purchases of new corporate debt securities of $3.6 million and a decrease in the unrealized loss on AFS securities of $0.3 million.
HTM securities decreased $1.6 million to $77.4 million during the quarter ended June 30, 2026, from $79.0 million at March 31, 2026, due to principal repayments.
Loans receivable increased $24.7 million, or 1.8%, during the second quarter ended June 30, 2026, to $1.383 billion compared to the prior quarter end as loan growth was realized in commercial real estate and C&I loans.
The office loan portfolio consisted of seventy loans totaling $36 million at June 30, 2026, compared to seventy loans totaling $31 million at March 31, 2026. Criticized loans in the office loan portfolio for the quarter ended June 30, 2026, totaled $0.3 million, compared to $0.2 million at March 31, 2026, and there have been no charge-offs in office loans in the trailing twelve months. The Company has one bank holding company loan for $5 million which constitutes the only non-depository financial institution exposure.
The allowance for credit losses on loans increased by $2.9 million to $25.9 million at June 30, 2026, representing 82% of total nonperforming loans and 1.87% of total loans compared to 1.69% of total loans receivable at March 31, 2026. The provision for credit losses was $4.33 million for the quarter ended June 30, 2026, compared to a provision for credit losses of $0.75 million for the quarter ended March 31, 2026, and a provision for credit losses of $1.35 million for the quarter ended June 30, 2025.
Allowance for Credit Losses (“ACL”) - Loans Percentage
(in thousands, except ratios)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Loans, end of period	$1,382,975	$1,358,252	$1,340,325	$1,323,010
ACL - Loans	$25,899	$22,966	$22,401	$22,182
ACL - Loans as a percentage of loans, end of period	1.87%	1.69%	1.67%	1.68%

In addition to the ACL - Loans, the Company has established an ACL - Unfunded Commitments of $0.457 million at June 30, 2026, $0.482 million at March 31, 2026, and $0.627 million at June 30, 2025, classified in other liabilities on the consolidated balance sheets.
Allowance for Credit Losses - Unfunded Commitments
(in thousands)

	June 30, 2026 and Three Months Ended	June 30, 2025 and Three Months Ended	June 30, 2026 and Six Months Ended	June 30, 2025 and Six Months Ended
ACL - Unfunded commitments, beginning of period	$482	$435	$490	$334
Additions (reversals) to ACL - Unfunded commitments via provision for credit losses charged to operations	(25)	192	(33)	293
ACL - Unfunded commitments, end of period	$457	$627	$457	$627
Nonperforming assets increased $14.2 million to $32.4 million at June 30, 2026, compared to $18.2 million at March 31, 2026. The increase was largely due to the addition of a $4.2 million owner-occupied commercial real estate loan secured by real estate and equipment, with a specific reserve established equal to the owner occupied real estate loan exposure, a local loan relationship totaling $5.7 million secured by two campgrounds, a multi-use multi-family/retail loan of $2.7 million that had performed for 10 years and a net increase in repurchased government guaranteed loans totaling $1.4 million. The non-guaranteed portion of the loans originated with partial government guarantees decreased $0.3 million at June 30, 2026. There are specific reserves of approximately 25% on the non-guaranteed government loans.
Special mention loans decreased $6.0 million to $19.9 million at June 30, 2026, from $25.9 million at March 31, 2026.
Substandard loans increased $12.7 million to $35.2 million at June 30, 2026, from $22.5 million at March 31, 2026, primarily due to an increase in nonaccrual loan balances.

	(in thousands)
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Special mention loan balances	$19,863	$25,894	$24,473	$12,920	$23,201
Substandard loan balances	35,216	22,498	21,388	21,310	17,922
Criticized loans, end of period	$55,079	$48,392	$45,861	$34,230	$41,123

Deposit Portfolio Composition
(in thousands)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Consumer deposits	$884,335	$887,998	$889,109	$855,226	$856,467
Commercial deposits	442,443	433,923	422,605	423,662	406,608
Public deposits	201,599	217,400	187,777	175,689	190,933
Wholesale deposits	26,040	26,301	24,608	25,977	24,408
Total deposits	$1,554,417	$1,565,622	$1,524,099	$1,480,554	$1,478,416
At June 30, 2026, the deposit portfolio composition by percentages changed very modestly from the prior quarter at 56.9% consumer, 28.4% commercial, 13.0% public, and 1.7% wholesale deposits.
Deposit Composition By Type
(in thousands)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Non-interest-bearing demand deposits	$274,822	$271,396	$264,394	$262,535	$260,248
Interest-bearing demand deposits	384,101	392,684	367,958	360,475	366,481
Savings accounts	145,390	152,487	151,525	157,317	159,340
Money market accounts	408,305	404,991	392,900	354,290	357,518
Certificate accounts	341,799	344,064	347,322	345,937	334,829
Total deposits	$1,554,417	$1,565,622	$1,524,099	$1,480,554	$1,478,416
Uninsured and uncollateralized deposits were $312.5 million, or 20% of total deposits at June 30, 2026, and $322.6 million, or 20% of total deposits at March 31, 2026. Uninsured deposits alone at June 30, 2026, were $479.4 million, or 31% of total deposits and $499.6 million, or 32% of total deposits at March 31, 2026.
Federal Home Loan Bank advances remained at $0 at June 30, 2026, March 31, 2026, and June 30, 2025.

Review of Operations
Net interest income increased by $0.5 million to $13.5 million for the current quarter ended June 30, 2026, from $13.0 million for the quarter ended March 31, 2026, and increased from $13.3 million for the quarter ended June 30, 2025. Net interest income for the second quarter of 2026 increased due to: (1) an increase in net interest margin of 4 basis points due to a reduction in interest-bearing deposit costs; (2) a 1.4% increase in average interest earning assets; and (3) $0.1 million of increased net interest income due to one additional business day during the quarter. Overall loan yields decreased 5 basis points during the quarter due to the increase in nonaccrual loans and the repurchase of delinquent government guaranteed loans, partially offset by an increase in performing portfolio loan yields. Lower deposit costs resulted in a net interest margin increase to 3.22% for the quarter ended June 30, 2026, compared to 3.18% for the quarter ended March 31, 2026, and an increase of 22 basis points from the quarter ended June 30, 2025, after excluding 27 basis points or $1.1 million of income recognized on loan payoffs.

Net Interest Income and Net Interest Margin Analysis
(in thousands, except yields and rates)

	Three Months Ended
	June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$13,504	3.22%	$13,010	3.18%	$13,065	3.15%	$13,214	3.20%	$13,311	3.27%
Less scheduled accretion for PCD loans	(5)	—%	(4)	—%	(5)	—%	(17)	—%	(23)	(0.01)%
Less paid loan accretion for PCD loans	(26)	(0.01)%	10	—%	—	—%	(133)	(0.03)%	(416)	(0.10)%
Less scheduled accretion interest	—	—%	—	—%	—	—%	(30)	(0.01)%	(33)	(0.01)%
Without loan purchase accretion	$13,473	3.21%	$13,016	3.18%	$13,060	3.15%	$13,034	3.16%	$12,839	3.15%
The table below shows the impact of loans, securities, and certificates contractual fixed rate maturing and repricing.
Portfolio Contractual Fixed Rate Repricing by Future Quarters:
(in millions, except yields)

	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027
Maturing or Repricing Loans:
Contractual balance	$93	$96	$53	$67	$43	$68
Contractual interest rate	3.82%	3.92%	4.13%	4.60%	4.99%	5.33%
Maturing or Repricing Securities:
Contractual balance	$7	$3	$3	$—	$4	$—
Contractual interest rate	3.44%	3.35%	3.31%	—%	5.93%	—%
Maturing Certificate Accounts:
Contractual balance	$134	$98	$66	$27	$12	$—
Contractual interest rate	3.77%	3.70%	3.64%	3.54%	3.57%	—%
Non-interest income decreased by $0.5 million in the second quarter ended June 30, 2026, to $2.6 million from $3.1 million in the prior quarter and decreased $0.2 million from $2.8 million in the second quarter of 2025. The decrease in the second quarter of 2026 from the first quarter of 2026 and the second quarter of 2025 was primarily due to lower gains on the sale of loans.
Non-interest expense decreased $0.2 million to $10.5 million from $10.7 million for the previous quarter and decreased $0.2 million from $10.8 million for the second quarter of 2025. The decrease in non-interest expense compared to the linked quarter was driven primarily by lower compensation costs, as reduced incentive accruals more than offset the annual merit raises included in the last payroll period of the first quarter. Additionally, a one-time $0.1 million reduction in data processing expense was more than offset by the increase in other expenses, primarily related to the impact of higher nonperforming assets.
The effective tax rate was 10.9% for the quarter ended June 30, 2026, compared to 18.9% for the quarter ended March 31, 2026, and 19.2% for the quarter ended June 30, 2025. The decrease in the effective tax rate in the second quarter of 2026 from the first quarter of 2026 was due to the reduction in the tax rate for the full year, based on lower income, recognized in the second quarter on a lower tax rate of 4.6% and a reduction in the tax rate of 3.4% from the previous quarter due to the increased benefit of securities maturities.
Certain items previously reported may be reclassified for consistency with the current presentation. These financial results are preliminary until the Form 10-Q is filed in August 2026.
About the Company
Citizens Community Bancorp, Inc. (Nasdaq: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 21 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include: conditions in the financial markets and economic conditions generally; the impact of inflation on our business and our customers; geopolitical tensions, including current or anticipated impact of military conflicts; higher lending risks associated with our commercial and agricultural banking activities; future pandemics; cybersecurity risks; adverse impacts on the regional banking industry and the business environment in which the Company and the Bank operate; interest rate risk; lending risk; changes in the fair value or ratings downgrades of our securities; the sufficiency of allowance for credit losses; competitive pressures from others in the financial services industry, including non-depository institutions; disintermediation risk (including the use of emerging financial technologies such as cryptocurrencies); our ability to maintain our reputation; our ability to maintain or increase our market share; our ability to realize the benefits of net deferred tax assets; our ability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; our ability to attract and retain key personnel; our ability to keep pace with technological change; prevalence of fraud and other financial crimes; the possibility that our internal controls and procedures could fail or be circumvented; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating acquired business operations or fully realizing the cost savings and other benefits; restrictions on our ability to pay dividends; volatility of our stock price (including possible removal from the Russell 3000® Index and related indexes); accounting standards for credit losses; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; public company reporting obligations; changes in federal or state tax laws; and changes in accounting principles, policies or guidelines and their impact on financial performance. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 5, 2026, and the Company’s subsequent filings with the SEC. The forward-looking statements made herein are only made as of the date of this release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.

1 Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Tangible book value, tangible book value per share, tangible common equity as a percentage of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except share data)

	June 30, 2026 (unaudited)	March 31, 2026 (unaudited)	December 31, 2025 (audited)	June 30, 2025 (unaudited)
Assets
Cash and cash equivalents	$121,762	$149,202	$118,853	$67,454
Securities available-for-sale (“AFS”)	128,435	130,876	134,103	134,773
Securities held-to-maturity (“HTM”)	77,415	79,014	80,210	83,029
Equity investments	6,287	5,978	5,840	5,741
Other investments	12,485	12,498	12,506	12,379
Loans receivable	1,382,975	1,358,252	1,340,325	1,345,620
Allowance for credit losses	(25,899)	(22,966)	(22,401)	(21,347)
Loans receivable, net	1,357,076	1,335,286	1,317,924	1,324,273
Loans held for sale	941	654	4,954	6,063
Mortgage servicing rights, net	3,453	3,484	3,494	3,548
Office properties and equipment, net	17,441	16,453	16,357	16,357
Accrued interest receivable	6,180	5,827	6,126	6,123
Intangible assets	169	282	395	621
Goodwill	31,498	31,498	31,498	31,498
Foreclosed and repossessed assets, net	850	857	857	895
Bank owned life insurance (“BOLI”)	27,342	27,128	26,908	26,494
Other assets	22,975	23,937	21,730	15,916
TOTAL ASSETS	$1,814,309	$1,822,974	$1,781,755	$1,735,164
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,554,417	$1,565,622	$1,524,099	$1,478,416
Federal Home Loan Bank (“FHLB”) advances	—	—	—	—
Other borrowings	51,885	51,844	51,804	61,722
Other liabilities	16,659	14,634	17,913	11,564
Total liabilities	1,622,961	1,632,100	1,593,816	1,551,702
Stockholders’ Equity:
Common stock— $0.01 par value, authorized 30,000,000; 9,650,231, 9,628,612, 9,617,245, and 9,991,997 shares issued and outstanding, respectively	97	96	96	100
Additional paid-in capital	110,454	110,277	110,315	114,537
Retained earnings	92,820	92,739	89,995	83,709
Accumulated other comprehensive loss	(12,023)	(12,238)	(12,467)	(14,884)
Total stockholders’ equity	191,348	190,874	187,939	183,462
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,814,309	$1,822,974	$1,781,755	$1,735,164

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2026 (unaudited)	March 31, 2026 (unaudited)	June 30, 2025 (unaudited)	June 30, 2026 (unaudited)	June 30, 2025 (unaudited)
Interest and dividend income:
Interest and fees on loans	$19,322	$18,769	$20,105	$38,091	$38,707
Interest on cash and investments	2,712	2,747	2,397	5,459	4,898
Total interest and dividend income	22,034	21,516	22,502	43,550	43,605
Interest expense:
Interest on deposits	7,819	7,791	8,287	15,610	16,884
Interest on FHLB borrowed funds	1	—	1	1	12
Interest on other borrowed funds	710	715	903	1,425	1,804
Total interest expense	8,530	8,506	9,191	17,036	18,700
Net interest income before provision for credit losses	13,504	13,010	13,311	26,514	24,905
Provision for credit losses	4,325	750	1,350	5,075	1,100
Net interest income after provision for credit losses	9,179	12,260	11,961	21,439	23,805
Non-interest income:
Service charges on deposit accounts	460	460	432	920	855
Interchange income	556	501	564	1,057	1,082
Loan servicing income	593	661	565	1,254	1,124
Gain on sale of loans	442	1,021	699	1,463	1,419
Loan fees and service charges	129	138	237	267	357
Net gains (losses) on equity securities	160	(59)	99	101	109
Other	267	377	240	644	483
Total non-interest income	2,607	3,099	2,836	5,706	5,429
Non-interest expense:
Compensation and related benefits	5,712	6,066	6,008	11,778	11,605
Occupancy	1,240	1,278	1,196	2,518	2,483
Data processing	1,302	1,417	1,753	2,719	3,472
Amortization of intangible assets	113	113	179	226	358
Mortgage servicing rights expense, net	173	161	148	334	288
Advertising, marketing and public relations	207	226	194	433	361
FDIC premium assessment	200	231	191	431	389
Professional services	514	605	432	1,119	940
(Gains) losses on repossessed assets, net	(12)	—	—	(12)	4
Other	1,100	630	649	1,730	1,313
Total non-interest expense	10,549	10,727	10,750	21,276	21,213
Income before provision for income taxes	1,237	4,632	4,047	5,869	8,021
Provision for income taxes	135	877	777	1,012	1,554
Net income attributable to common stockholders	$1,102	$3,755	$3,270	$4,857	$6,467
Per share information:
Basic earnings	$0.11	$0.39	$0.33	$0.50	$0.65
Diluted earnings	$0.11	$0.39	$0.33	$0.50	$0.65
Cash dividends paid	$0.105	$0.105	$—	$0.21	$0.36
Book value per share at end of period	$19.83	$19.82	$18.36	$19.83	$18.36
Tangible book value per share at end of period (non-GAAP)	$16.55	$16.52	$15.15	$16.55	$15.15

Loan Composition
(in thousands)

	June 30, 2026	March 31, 2026	December 31, 2025	June 30, 2025
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$731,028	$697,785	$683,108	$693,382
Agricultural real estate	71,382	69,706	69,136	69,237
Multi-family real estate	253,244	241,221	245,688	238,953
Construction and land development	56,090	83,213	75,767	70,477
C&I/Agricultural operating:
Commercial and industrial	117,215	114,379	105,907	109,202
Agricultural operating	29,427	29,032	33,375	31,876
Residential mortgage:
Residential mortgage	117,083	117,586	122,025	125,818
Purchased HELOC loans	1,405	1,551	1,739	2,368
Consumer installment:
Originated indirect paper	1,559	1,902	2,224	2,959
Other consumer	7,267	4,633	3,997	4,275
Gross loans	$1,385,700	$1,361,008	$1,342,966	$1,348,547
Unearned net deferred fees and costs and loans in process	(2,638)	(2,638)	(2,528)	(2,629)
Unamortized discount on acquired loans	(87)	(118)	(113)	(298)
Total loans receivable	$1,382,975	$1,358,252	$1,340,325	$1,345,620

Nonperforming Assets
Loan balances at amortized cost
(in thousands, except ratios)

	June 30, 2026	March 31, 2026	December 31, 2025	June 30, 2025
Nonperforming Assets:
Nonaccrual loans
Commercial real estate	$18,676	$5,899	$4,652	$5,013
Agricultural real estate	2,254	461	464	5,447
Multi-family real estate	8,970	8,970	8,970	—
Construction and land development	—	—	—	—
Commercial and industrial (“C&I”)	1,221	1,517	1,282	600
Agricultural operating	—	—	—	—
Residential mortgage	440	456	485	549
Consumer installment	—	—	—	—
Total nonaccrual loans	$31,561	$17,303	$15,853	$11,609
Accruing loans past due 90 days or more	18	39	1	521
Total nonperforming loans (“NPLs”) at amortized cost	31,579	17,342	15,854	12,130
Foreclosed and repossessed assets, net	850	857	857	895
Total nonperforming assets (“NPAs”)	$32,429	$18,199	$16,711	$13,025
Loans, end of period	$1,382,975	$1,358,252	$1,340,325	$1,345,620
Total assets, end of period	$1,814,309	$1,822,974	$1,781,755	$1,735,164
Ratios:
NPLs to total loans	2.28%	1.28%	1.18%	0.90%
NPAs to total assets	1.79%	1.00%	0.94%	0.75%

Average Balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three Months Ended June 30, 2026			Three Months Ended March 31, 2026			Three Months Ended June 30, 2025
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$98,575	$908	3.69%	$105,651	$961	3.69%	$44,377	$493	4.46%
Loans receivable	1,363,849	19,322	5.68%	1,328,448	18,769	5.73%	1,353,332	20,105	5.96%
Investment securities	209,228	1,650	3.16%	214,412	1,630	3.08%	223,318	1,735	3.12%
Other investments	12,491	154	4.95%	12,503	156	5.06%	12,400	169	5.47%
Total interest earning assets	$1,684,143	$22,034	5.25%	$1,661,014	$21,516	5.25%	$1,633,427	$22,502	5.53%
Average interest-bearing liabilities:
Savings accounts	$148,055	$276	0.75%	$152,304	$309	0.82%	$160,849	$335	0.84%
Demand deposits	389,098	1,862	1.92%	376,998	1,768	1.90%	372,723	1,986	2.14%
Money market accounts	401,145	2,534	2.53%	393,958	2,508	2.58%	361,420	2,510	2.79%
CD’s	342,800	3,147	3.68%	344,493	3,206	3.77%	342,959	3,456	4.04%
Total deposits	$1,281,098	$7,819	2.45%	$1,267,753	$7,791	2.49%	$1,237,951	$8,287	2.69%
FHLB advances and other borrowings	51,920	711	5.49%	51,824	715	5.60%	61,781	904	5.87%
Total interest-bearing liabilities	$1,333,018	$8,530	2.57%	$1,319,577	$8,506	2.61%	$1,299,732	$9,191	2.84%
Net interest income		$13,504			$13,010			$13,311
Interest rate spread			2.68%			2.64%			2.69%
Net interest margin			3.22%			3.18%			3.27%
Average interest earning assets to average interest-bearing liabilities			1.26			1.26			1.26

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$102,093	$1,870	3.69%	$46,097	$1,017	4.45%
Loans receivable	1,346,246	38,091	5.71%	1,358,314	38,707	5.75%
Investment securities	211,806	3,279	3.12%	225,902	3,544	3.16%
Other investments	12,497	310	5.00%	12,448	337	5.46%
Total interest earning assets	$1,672,642	$43,550	5.25%	$1,642,761	$43,605	5.35%
Average interest-bearing liabilities:
Savings accounts	$150,168	$585	0.79%	$163,908	$742	0.91%
Demand deposits	383,082	3,630	1.91%	377,512	4,018	2.15%
Money market accounts	397,571	5,042	2.56%	363,463	5,046	2.80%
CD’s	343,642	6,353	3.73%	343,353	7,078	4.16%
Total deposits	$1,274,463	$15,610	2.47%	$1,248,236	$16,884	2.73%
FHLB advances and other borrowings	51,872	1,426	5.54%	63,200	1,816	5.79%
Total interest-bearing liabilities	$1,326,335	$17,036	2.59%	$1,311,436	$18,700	2.88%
Net interest income		$26,514			$24,905
Interest rate spread			2.66%			2.47%
Net interest margin			3.20%			3.06%
Average interest earning assets to average interest bearing liabilities			1.26			1.25

Wholesale Deposits
(in thousands)

	Quarter Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Brokered money market accounts	5,229	5,495	5,168	5,131	5,092
Third party originated reciprocal deposits	20,811	20,806	19,440	20,846	19,316
Total wholesale deposits	$26,040	$26,301	$24,608	$25,977	$24,408

Key Financial Metric Ratios:

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Ratios based on net income:
Return on average assets (annualized)	0.25%	0.85%	0.75%	0.55%	0.74%
Return on average equity (annualized)	2.32%	8.04%	7.23%	5.15%	7.25%
Return on average tangible common equity[1] (annualized)	3.03%	9.90%	9.18%	6.43%	9.23%
Efficiency ratio	65%	66%	66%	66%	69%
Net interest margin with loan purchase accretion	3.22%	3.18%	3.27%	3.20%	3.06%
Net interest margin without loan purchase accretion	3.21%	3.18%	3.15%	3.19%	2.99%
Reconciliation of Return on Average Assets
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025

GAAP earnings after income taxes	$1,102	$3,755	$3,270	$4,857	$6,467
Average assets	$1,803,346	$1,786,218	$1,745,897	$1,790,755	$1,750,912
Return on average assets (annualized)	0.25%	0.85%	0.75%	0.55%	0.74%

Reconciliation of Return on Average Equity
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP earnings after income taxes	$1,102	$3,755	$3,270	$4,857	$6,467
Average equity	$190,897	$189,383	$181,370	$190,035	$179,901
Return on average equity (annualized)	2.32%	8.04%	7.23%	5.15%	7.25%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Total stockholders’ equity	$191,348	$190,874	$183,462	$191,348	$183,462
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(169)	(282)	(621)	(169)	(621)
Tangible common equity (non-GAAP)	$159,681	$159,094	$151,343	$159,681	$151,343
Average tangible common equity (non-GAAP)	$159,174	$157,546	$149,161	$158,255	$147,603
GAAP earnings after income taxes	1,102	3,755	3,270	4,857	6,467
Amortization of intangible assets, net of tax	101	92	145	187	289
Tangible net income	$1,203	$3,847	$3,415	$5,044	$6,756
Return on average tangible common equity (annualized)	3.03%	9.90%	9.18%	6.43%	9.23%

Reconciliation of Efficiency Ratio
(in thousands, except ratios)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Non-interest expense (GAAP)	$10,549	$10,727	$10,750	$21,276	$21,213
Less amortization of intangibles	(113)	(113)	(179)	(226)	(358)
Efficiency ratio numerator (GAAP)	$10,436	$10,614	$10,571	$21,050	$20,855

Non-interest income	$2,607	$3,099	$2,836	$5,706	$5,429
Add back net losses on debt and equity securities	—	(59)	—	—	—
Subtract net gains on debt and equity securities	160	—	99	101	109
Net interest income	13,504	13,010	13,311	26,514	24,905
Efficiency ratio denominator (GAAP)	$15,951	$16,168	$16,048	$32,119	$30,225
Efficiency ratio (GAAP)	65%	66%	66%	66%	69%

Pre-Provision Net Revenue (PPNR)
(in thousands, except yields and rates)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Pre-tax income	$1,237	$4,632	$4,885	$4,535	$4,047
Add back provision for credit losses	4,325	750	200	650	1,350
Subtract provision reversal for credit losses	—	—	—	—	—
Pre-provision net revenue	$5,562	$5,382	$5,085	$5,185	$5,397

Reconciliation of Tangible Book Value Per Share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total stockholders’ equity	$191,348	$190,874	$187,939	$186,815	$183,462
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(169)	(282)	(395)	(508)	(621)
Tangible common equity (non-GAAP)	$159,681	$159,094	$156,046	$154,809	$151,343
Ending common shares outstanding	9,650,231	9,628,612	9,617,245	9,856,745	9,991,997
Book value per share	$19.83	$19.82	$19.54	$18.95	$18.36
Tangible book value per share (non-GAAP)	$16.55	$16.52	$16.23	$15.71	$15.15

Reconciliation of Tangible Common Equity as a Percent of Tangible Assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total stockholders’ equity	$191,348	$190,874	$187,939	$186,815	$183,462
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(169)	(282)	(395)	(508)	(621)
Tangible common equity (non-GAAP)	$159,681	$159,094	$156,046	$154,809	$151,343
Total assets	1,814,309	$1,822,974	$1,781,755	$1,726,987	$1,735,164
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(169)	(282)	(395)	(508)	(621)
Tangible assets (non-GAAP)	$1,782,642	$1,791,194	$1,749,862	$1,694,981	$1,703,045
Total stockholders’ equity to total assets ratio	10.55%	10.47%	10.55%	10.82%	10.57%
Tangible common equity as a percent of tangible assets (non-GAAP)	8.96%	8.88%	8.92%	9.13%	8.89%

1Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on tangible common equity are non-GAAP measures that management believes enhance investors’ ability to understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial tables “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity (non-GAAP)”.